Exhibit 10.14

THIRD AMENDMENT TO WARRANT INSTRUMENT

This THIRD AMENDMENT TO WARRANT INSTRUMENT (this “Amendment”), dated as of June 26, 2026, is entered into by and between IMC RARE EARTHS LTD, an exempted company incorporated under the laws of the Cayman Islands (the “Company”), and ST. JAMES PLACE LIMITED, an exempted company incorporated under the laws of the Cayman Islands (the “Warrantholder”).

RECITALS

WHEREAS, the Company and the Warrantholder are parties to that certain Warrant Instrument, dated December 1, 2025, as amended by the First Amendment to Warrant Instrument, dated as of May 8, 2026, and the Second Amendment to Warrant Instrument, dated as of June 3, 2026 (as so amended, the “Warrant Instrument”);

WHEREAS, concurrently with the execution of this Amendment, the Company and the Warrantholder are entering into a separate warrant instrument of even date herewith (the “Second Warrant Instrument”), constituting warrants to subscribe for Ordinary Shares (the “Second Warrants”), which Second Warrants shall become effective and exercisable only upon the occurrence of a Change of Control and only if the Warrants constituted by the Warrant Instrument have not been exercised;

WHEREAS, the parties desire to further amend the Warrant Instrument to (i) provide that the number of Ordinary Shares issuable upon exercise of the Warrants shall be determined by reference to fifteen percent (15%) of the fully diluted Ordinary Shares of the Company outstanding at the time of the IPO, (ii) remove the existing change of control provision set out in Clause 6.4 of the Warrant Instrument, (iii) provide that the Warrants, if unexercised, shall be cancelled and terminated upon a Change of Control, (iv) confirm that the Warrants and the Second Warrants are mutually exclusive in the aggregate, such that the Second Warrants become void only to the extent the Warrants are exercised, and (v) restrict the transfer of the Warrants otherwise than together with a corresponding proportion of the Second Warrants; and

WHEREAS, capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Warrant Instrument.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Definitions

Clause 1.1 (Definitions and Interpretation) of the Warrant Instrument is hereby amended by inserting the following definitions in appropriate alphabetical order:

“IPO Reference Time” means immediately following the consummation of the IPO, after giving effect to the issuance and sale of Ordinary Shares in the IPO and the conversion, exchange or exercise of any securities of the Company that convert into, are exchanged for or are exercised for Ordinary Shares in connection with the IPO, but without giving effect to the exercise of the Warrants constituted by the Warrant Instrument or the Second Warrants.

“Second Warrant Instrument” means the warrant instrument dated June 15, 2026 between the Company and the Warrantholder constituting the Second Warrants, as amended, restated, supplemented or otherwise modified from time to time.

“Second Warrants” means the warrants to subscribe for Ordinary Shares constituted by the Second Warrant Instrument.

2.	Amendment to Clause 3.2 and Schedule 1

(a) Clause 3.2 of the Warrant Instrument is hereby deleted in its entirety and replaced with the following:

“3.2 The Warrants, if exercised in full, shall be converted into such number of Ordinary Shares representing fifteen percent (15%) of the fully diluted Ordinary Shares of the Company outstanding at the IPO Reference Time. Any partial exercise shall be effected on a pro rata basis.”

(b) The reference in Schedule 1 under the heading “Number of Ordinary Shares (if exercise the Warrants in full)” is hereby deleted in its entirety and replaced with the following:

“such number of Ordinary Shares representing fifteen percent (15%) of the fully diluted Ordinary Shares of the Company outstanding at the IPO Reference Time. This will be pro rata if only a partial exercise.”

3.	Deletion of Existing Change of Control Provision; Cancellation upon Change of Control

Clause 6.4 of the Warrant Instrument is hereby deleted in its entirety and replaced with the following:

“6.4 Cancellation upon Change of Control. If at any time there is a Change of Control, any Warrants that remain unexercised immediately prior to the consummation of such Change of Control shall, with effect from such consummation, automatically be cancelled and terminated, shall cease to be exercisable and shall be of no further force or effect, and the Warrantholder shall have no claim against the Company in respect thereof. For the avoidance of doubt, no payment or other consideration (whether in cash, Ordinary Shares or otherwise) shall be payable or deliverable by the Company to the Warrantholder in respect of any Warrants so cancelled.”

4.	Mutual Exclusivity of Warrants and Second Warrants

Clause 6 of the Warrant Instrument is hereby amended by inserting the following as a new Clause 6.5:

“6.5 Mutual Exclusivity. Notwithstanding anything to the contrary in this Instrument or the Second Warrant Instrument, the Warrants constituted by this Instrument and the Second Warrants are mutually exclusive in the aggregate, such that if and to the extent the Warrants constituted by this Instrument are exercised, a corresponding proportion of the Second Warrants shall automatically and immediately become void and incapable of exercise in accordance with the Second Warrant Instrument. Accordingly, if the Warrants constituted by this Instrument are exercised in full, all of the Second Warrants shall become void; and if such Warrants are exercised in part, the Second Warrants shall become void only to the extent of, and in the same proportion as, the Warrants so exercised, and the balance of the Second Warrants shall remain subject to the terms of the Second Warrant Instrument. In no event shall the Warrants constituted by this Instrument and the Second Warrants together result in the issue of Ordinary Shares exceeding the number that would be issued upon the exercise in full of either the Warrants constituted by this Instrument or the Second Warrants alone. The Warrants constituted by this Instrument may not be exercised on or after their cancellation pursuant to Clause 6.4.”

5.	Transfer Restriction; Linked Transfers

Schedule 2 (Transfer of Warrants) of the Warrant Instrument is hereby amended by inserting the following as a new paragraph 6:

“6. Linked Transfers. Notwithstanding any other provision of this Schedule 2 or this Instrument:

(a) the Warrants constituted by this Instrument may not be sold, transferred, assigned, charged or otherwise disposed of separately from, or otherwise than simultaneously and together with, a corresponding proportion of the Second Warrants then held by the transferor, such that immediately following any such transfer each of the transferor and the transferee holds the same proportion of the outstanding Warrants constituted by this Instrument as it holds of the outstanding Second Warrants;

(b) no transfer of Warrants shall be registered, and the Company shall not be obliged to register any such transfer, unless and until the transferee has executed and delivered to the Company a written undertaking, in form and substance reasonably satisfactory to the Company, agreeing to be bound by (i) the mutual exclusivity provisions set out in Clause 6.5 of this Instrument and Clauses 3.2 and 6.5 of the Second Warrant Instrument, and (ii) the transfer restrictions set out in this paragraph 6; and

(c) the provisions of this paragraph 6 shall be binding on, and enforceable against, each holder of Warrants from time to time and all of their respective successors, assigns and transferees, and any purported transfer in breach of this paragraph 6 shall be void and of no effect and shall not be registered.”

6.	No Other Amendments

Except as expressly amended by this Amendment, the Warrant Instrument remains in full force and effect in accordance with its terms. This Amendment shall form part of, and be read and construed as one with, the Warrant Instrument. From and after the date hereof, each reference in the Warrant Instrument to “this Instrument,” “hereof,” “herein” or words of like import, and each reference to the Warrant Instrument in any other document, shall mean the Warrant Instrument as amended by this Amendment.

7.	Governing Law

This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

8.	Counterparts

This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart by electronic transmission (including by PDF or other electronic signature) shall be effective as delivery of a manually executed counterpart.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

IMC RARE EARTHS LTD

By:	/s/ Francesco Scolaro
Name:	Francesco Scolaro
Title:	Director / CEO

ST. JAMES PLACE LIMITED

By:	/s/ Sarah Henderson
Name:	Sarah Henderson
Title:	Authorized Representative